Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 and the related prospectus, of our report dated February 28, 2008 included in Form 10-K of Citizens & Northern Corporation for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the prospectus.
Wilkes-Barre, Pennsylvania
February 28, 2008